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                                                                    EXHIBIT 15.1


September 14, 1998


The Board of Directors and Stockholders
NCS HealthCare, Inc. and Subsidiaries


We are aware of the incorporation by reference in the Registration Statement (Form S-3) of NCS HealthCare, Inc. for the registration of 2,141,418 shares of its Class A common stock of our reports dated October 28, 1997, January 28, 1998 and April 28, 1998 relating to the unaudited condensed consolidated interim financial statements of NCS HealthCare, Inc. and subsidiaries that are included in its Forms 10-Q for the quarters ended September 30, 1997, December 31, 1997 and March 31, 1998.

                                                  /s/ Ernst & Young LLP

                                                  Ernst & Young LLP